Exhibit 99.3
                   SCOTT HALPERIN RESIGNS AS CHAIRMAN AND CEO
                           OF THE CLASSICA GROUP, INC.

     October 8, 2003, Sayreville, New Jersey - The Classica Group, Inc. (NASDAQ:
TCGI) today announced that its Board of Directors accepted the resignation of Scott G. Halperin as director, Chairman and Chief Executive Officer of the
Company. Mr. Halperin has agreed to remain available to the Company at its request to provide services as the Company's management deems necessary.

     The Company stated that its Chief Financial Officer, Bernard F. Lillis, Jr., has agreed to serve as acting Chief Executive Officer until such time as a permanent replacement is hired.

For information contact:

W. Raymond Felton, Esq. 732-549-5600